                                                                    Exhibit 5.1

                         Simpson Thacher & Bartlett LLP
                              425 Lexington Avenue
                            New York, New York 10017

                                                       September 7, 2005

Dresser-Rand Group Inc.
Paul Clark Drive
Olean, NY 14760

Ladies and Gentlemen:

      We have acted as counsel to Dresser-Rand Group Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the issuance by the Company of an aggregate of 4,272,245 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of the Company pursuant to the Dresser-Rand Group Inc. 2005 Stock Incentive Plan and the Dresser-Rand Group Inc. 2005 Directors Stock Incentive Plan (collectively, the "Plans").

      We have examined the Registration Statement, the Plans and a form of the share certificate of the Common Stock, which has been incorporated by reference in the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

      In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Dresser-Rand Group Inc.              -2-                       September 7, 2005

      Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, upon issuance and delivery in accordance with the Plans, the Shares will be validly issued, fully paid and nonassessable.

      We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

      We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

                                           Very truly yours,

                                           /s/ SIMPSON THACHER & BARTLETT LLP

                                           SIMPSON THACHER & BARTLETT LLP